Exhibit 99.1
Tesoro Logistics LP Reports 2012 Fourth Quarter and Full Year Results

SAN ANTONIO - February 11, 2013 - Tesoro Logistics LP (NYSE: TLLP) ("TLLP" or the "Partnership") today reported fourth quarter 2012 net income of $15.7 million, or $0.53 per diluted common limited partner unit. This amount includes historical results reported by the predecessor on assets TLLP acquired during the quarter. Excluding predecessor results, TLLP earned net income of $16.6 million.

For the twelve months ended December 31, 2012 (the "2012 Period"), the Partnership reported net income of $55.5 million, or $1.89 per diluted common limited partner unit. Excluding historical results reported by the predecessor on assets acquired during the 2012 Period, TLLP reported net income of $56.8 million.

Distributable cash flow, excluding predecessor results, for the fourth quarter was $19.6 million. On January 23, 2013, the Partnership announced its quarterly cash distribution of $22.9 million, or $0.4725 per limited partnership unit, or $1.89 on an annualized basis. This distribution represents a four percent increase over the quarterly distribution of $0.4550 per unit ($1.82 per unit on an annualized basis) paid in November 2012 and a thirty percent increase over the fourth quarter 2011 distribution paid in February 2012. Distributable cash flow, excluding predecessor results, for the 2012 Period was $67.0 million.

"This was another strong quarter for TLLP as we continued to capture the benefits of our growth strategy," said Greg Goff, TLLP's Chairman and Chief Executive Officer. "We continued to focus on delivering organic growth from our existing assets with the expansion of our proprietary trucking fleet and increasing volumes through the High Plains System. We captured the first full quarter from the Long Beach assets acquisition and completed the third asset purchase from Tesoro with the acquisition of the Anacortes Rail Facility. Additionally, we announced the acquisition of the Chevron Northwest Products System which will be immediately accretive and adds significant third party revenue."

Fourth Quarter 2012 Highlights

Results of operations for the three months ended December 31, 2012 include the historical results prior to our acquisition of the Anacortes Rail Facility acquired from Tesoro Refining and Marketing Company ("Tesoro") during the quarter. As a result, operating income and volumes are not comparable on a period-to-period basis. We have provided additional information that is comparable on a period-to-period basis focusing on the results of operations of TLLP assets following their acquisition from Tesoro and excluding predecessor results of operations. A reconciliation of the TLLP results to the full fourth quarter results can be found in the attached tables.

Revenues for the fourth quarter totaled $47.7 million which were up $6.9 million from the prior quarter, excluding predecessor results. Volumes and revenues within the Crude Oil Gathering segment increased over the prior quarter, driven by strong demand for crude oil in the Bakken region. Additionally, revenues in the Terminalling, Transportation and Storage segment increased quarter over quarter due to a full quarter's throughput contribution from the Long Beach assets acquired mid-third quarter and a partial quarter contribution from the Anacortes Rail Unloading Facility.

Total costs and expenses for the fourth quarter were $26.5 million. Excluding predecessor results, total costs and expenses for the fourth quarter totaled $25.6 million, which were up $2.1 million from the prior quarter. The increase in operating expenses during the quarter is primarily attributable to a full quarter's operation of the Long Beach assets and the addition of the Anacortes Rail Unloading Facility during the fourth quarter. Costs for the fourth quarter include $1.2 million of transaction costs related to the recently acquired assets and the announced acquisition of the Chevron Northwest Products System.

The resulting EBITDA for the fourth quarter was $25.7 million, excluding predecessor results.

On October 5, 2012, TLLP closed a public offering of 4,255,000 common units at an offering price of $41.80 per unit, which included a 555,000 unit over-allotment option that was exercised by the underwriters. Net proceeds to TLLP from the sale of the units were approximately $171 million.

On November 15, 2012, TLLP purchased the Anacortes Rail Unloading Facility owned by Tesoro's subsidiary, Tesoro Refining and Marketing Company, for a purchase price of $180 million, which included cash of $162 million and Tesoro Logistics equity valued at approximately $18 million. In connection with the closing of the transaction, Tesoro and the Partnership entered into a throughput and use agreement for the rail unloading facility. The Anacortes Rail Unloading Facility added about $2.4 million of segment EBITDA following its acquisition on November 15, 2012.

On December 11, 2012, TLLP announced that it had executed a definitive agreement to purchase Chevron Pipe Line Company's Northwest Products System for $400 million. The Northwest Products System allows TLLP to grow its portfolio of well-positioned, fee-based logistics assets in the western U.S., while significantly increasing third-party revenue. The Northwest Products System is expected to generate annual EBITDA of about $33 million in the first twelve months post-closing. The transaction is expected to close during the first quarter of 2013, subject to regulatory approval.

On January 4, 2013 TLLP amended its $300 million revolving credit facility to increase the capacity to $500 million and reduce interest rates in support of our expanding operations and opportunities.

On January 14, 2013, TLLP closed a public offering of 9,775,000 common units at an offering price of $41.70 per unit, which included a 1,275,000 unit over-allotment option that was exercised by the underwriters. The Partnership expects to use net proceeds from the offering, totaling approximately $392 million, to fund a portion of the consideration for the Partnership's announced acquisition of Chevron Pipe Line Company's Northwest Products System.

2012 Highlights

Revenues for the 2012 Period totaled $156.8 million. Excluding predecessor results, revenues for the 2012 Period totaled $148.8 million. Relative to the fourth quarter of 2011, the Partnership ended the year with pipeline throughput volumes in the Crude Oil Gathering segment up almost thirty percent, driven by expansion of Tesoro's Mandan Refinery, additional volumes destined for Tesoro's Anacortes refinery and the establishment of interconnection points with other regional pipelines at Richey, Montana and Dry Fork, North Dakota. For the base assets within the Terminalling, Transportation and Storage segment, five terminals set record annual throughput volumes for the year, driven by continued optimization efforts, the physical expansion of the Vancouver terminal and the revision of the ethanol permit at the Los Angeles terminal. Total EBITDA for the 2012 Period was $76.7 million, excluding predecessor results.

The Partnership continues to be focused on driving EBITDA growth into the future through the completion of current and future organic growth projects within the Crude Oil Gathering and Terminalling, Transportation and Storage segments, as well as the successful integration of the Northwest Products System. Excluding announced acquisitions, which are currently pending regulatory approval, the Partnership expects to generate EBITDA of about $140 million in 2013.

Public Invited to Listen to Analyst Conference Call
At 7:30 a.m. CST on February 12, 2013, TLLP will broadcast, live, its conference call with analysts regarding fourth quarter 2012 and annual results and other business matters. Interested parties may listen to the live conference call over the Internet by logging on to http://www.tesorologistics.com.

About Tesoro Logistics LP
Tesoro Logistics LP, headquartered in San Antonio, Texas, is a fee-based, growth-oriented Delaware limited partnership formed by Tesoro Corporation to own, operate, develop and acquire crude oil and refined products logistics assets.

This earnings release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, concerning expected growth projects and our expectations about 2013 EBITDA, as well as expectations regarding the timing and benefits of the Chevron Northwest Products System acquisition, including expectations regarding accretion, third party revenue, EBITDA contribution and integration. For more information concerning factors that could affect these statements see our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.

Contact:
Investors:
Louie Rubiola, Director, Investor Relations, (210) 626-4355

Media:
Tesoro Media Relations, media@tsocorp.com, (210) 626-7702

Results of Operations (Unaudited)

Factors Affecting Comparability

The following tables present net income, distributable cash flow, earnings before interest, income taxes, depreciation and amortization expenses ("EBITDA") and related operational information for the three and twelve months ended December 31, 2012 and 2011.  The information presented contains the unaudited combined financial results of Tesoro Logistics LP Predecessor (the "TLLP Predecessor"), our predecessor for accounting purposes, for periods presented through April 25, 2011. The TLLP Predecessor includes the financial results of the initial assets acquired from Tesoro during the initial public offering (the "Initial Offering"). The unaudited combined consolidated financial results for the three and twelve months ended December 31, 2012 and 2011 also include the results of operations for Tesoro Logistics LP ("TLLP" or the "Partnership") for the period beginning April 26, 2011, the date TLLP commenced operations.

The financial information contained herein of the TLLP Predecessor and TLLP have been retrospectively adjusted to include the historical results of the Martinez crude oil marine terminal assets (collectively, the "Martinez Crude Oil Marine Terminal") prior to the acquisition through April 1, 2012, the Long Beach marine terminal assets and related short-haul pipelines, including the Los Angeles short-haul pipelines (collectively, the "Long Beach Assets") prior to the acquisition through September 14, 2012 and the Anacortes rail car unloading facility assets (collectively, the "Anacortes Rail Facility") prior to the acquisition through November 15, 2012. We refer to the historical results of the TLLP Predecessor, the Martinez Crude Oil Marine Terminal, the Long Beach Assets and the Anacortes Rail Facility prior to the acquisition dates collectively as our "Predecessor(s)." The results of the Martinez Crude Oil Marine Terminal, the Long Beach Assets and the Anacortes Rail Facility are included in the Terminalling, Transportation and Storage segment.

Our Predecessors generally recognized only the costs and did not record revenue for transactions with Tesoro in the Terminalling, Transportation and Storage segment or for trucking services in the Crude Oil Gathering segment prior to the Initial Offering and the subsequent acquisitions. Accordingly, the revenues in our Predecessors' historical combined financial statements relate only to amounts received from third parties for these services and amounts received from affiliates with respect to transportation regulated by the Federal Energy Regulatory Commission and the North Dakota Public Service Commission on our High Plains system. Affiliate revenues have been recorded for all of our assets in the Crude Oil Gathering segment and the Terminalling, Transportation and Storage segment subsequent to the commencement of the commercial agreements with Tesoro upon completion of the Initial Offering and subsequent acquisitions.  As a result, the information included in the following tables is not comparable on a year-over-year basis.

TESORO LOGISTICS LP
RESULTS OF OPERATIONS
(Unaudited)
(In thousands, except units and per unit amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
REVENUES (a)
Crude Oil Gathering	$21,410	$14,912	$72,432	$44,959
Terminalling, Transportation and Storage	26,328	14,545	84,407	42,378
Total Revenues	47,738	29,457	156,839	87,337
COSTS AND EXPENSES
Operating and maintenance expenses	18,091	14,006	63,083	47,149
Depreciation and amortization expenses	3,934	2,828	13,057	11,277
General and administrative expenses (a)	4,155	2,778	15,713	8,776
Loss on asset disposals	278	—	535	26
Total Costs and Expenses	26,458	19,612	92,388	67,228
OPERATING INCOME	21,280	9,845	64,451	20,109
Less: Interest and financing costs, net	5,632	548	8,992	1,610
Add: Interest income	48	—	48	—
NET INCOME	15,696	9,297	55,507	18,499
Less: Loss attributable to Predecessors	(876)	(2,249)	(1,284)	(16,069)
Net income attributable to partners	16,572	11,546	56,791	34,568
Less: General partner's interest in net income, including incentive distribution rights	1,238	232	2,674	692
Limited partners' interest in net income	$15,334	$11,314	$54,117	$33,876

Net income per limited partner unit:
Common - basic	$0.53	$0.37	$1.90	$1.11
Common - diluted	$0.53	$0.37	$1.89	$1.11
Subordinated - basic and diluted	$0.30	$0.37	$1.47	$1.11

Weighted average limited partner units outstanding:
Common units - basic	20,158,703	15,254,890	16,614,668	15,254,890
Common units - diluted	20,270,174	15,275,844	16,708,950	15,282,366
Subordinated units - basic and diluted	15,254,890	15,254,890	15,254,890	15,254,890

Cash distributions per unit (b)	$0.4725	$0.3625	$1.7150	$0.9573

TESORO LOGISTICS LP
RESULTS OF OPERATIONS
RECONCILIATION OF PARTNERSHIP AND PREDECESSOR (c)
(Unaudited)
(In thousands)

	Tesoro Logistics LP	Predecessors	Three Months Ended December 31, 2012
REVENUES (a)
Crude Oil Gathering	$21,410	$—	$21,410
Terminalling, Transportation and Storage	26,328	—	26,328
Total Revenues	47,738	—	47,738
COSTS AND EXPENSES
Operating and maintenance expenses	17,621	470	18,091
Depreciation and amortization expenses	3,534	400	3,934
General and administrative expenses (a)	4,149	6	4,155
Loss on asset disposals	278	—	278
Total Costs and Expenses	25,582	876	26,458
OPERATING INCOME (LOSS)	22,156	(876)	21,280
Less: Interest and financing costs, net	5,632	—	5,632
Add: Interest income	48	—	48
NET INCOME (LOSS)	16,572	(876)	15,696
Less: Loss attributable to Predecessors	—	(876)	(876)
Net income attributable to partners	$16,572	$—	$16,572

	Tesoro Logistics LP	Predecessors	Year Ended December 31, 2012
REVENUES (a)
Crude Oil Gathering	$72,432	$—	$72,432
Terminalling, Transportation and Storage	76,416	7,991	84,407
Total Revenues	148,848	7,991	156,839
COSTS AND EXPENSES
Operating and maintenance expenses	56,587	6,496	63,083
Depreciation and amortization expenses	10,969	2,088	13,057
General and administrative expenses (a)	15,266	447	15,713
Loss on asset disposals	291	244	535
Total Costs and Expenses	83,113	9,275	92,388
OPERATING INCOME (LOSS)	65,735	(1,284)	64,451
Less: Interest and financing costs, net	8,992	—	8,992
Add: Interest income	48	—	48
NET INCOME (LOSS)	56,791	(1,284)	55,507
Less: Loss attributable to Predecessors	—	(1,284)	(1,284)
Net income attributable to partners	$56,791	$—	$56,791

TESORO LOGISTICS LP
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Reconciliation of EBITDA and Distributable Cash Flow to Net Income:
Net income	$15,696	$9,297	$55,507	$18,499
Add: Depreciation and amortization expenses	3,934	2,828	13,057	11,277
Add: Interest and financing costs, net	5,632	548	8,992	1,610
Less: Interest income	48	—	48	—
EBITDA (c)	$25,214	$12,673	$77,508	$31,386
Less: Maintenance capital expenditures (d)	3,794	2,849	10,719	8,268
Less: Interest and financing costs, net	5,632	548	8,992	1,610
Add: Reimbursement for maintenance capital expenditures (d)	3,241	—	6,169	8
Add: Non-cash unit-based compensation expense	328	178	1,191	479
Add: Loss on asset disposals	278	—	535	26
Add: Change in deferred revenue related to shortfall payments	130	—	309	—
Add: Interest income	48	—	48	—
Add: Other reimbursements	(703)	—	—	—
Distributable Cash Flow (c)	$19,110	$9,454	$66,049	$22,021

Reconciliation of EBITDA to Net Cash from Operating Activities:
Net cash from operating activities	$23,834	$12,261	$77,505	$26,505
Less: Changes in assets and liabilities	3,115	(196)	6,068	(4,196)
Less: Amortization of debt issuance costs	483	154	1,147	420
Less: Unit-based compensation expense	328	178	1,191	479
Less: Loss on asset disposals	278	—	535	26
Less: Interest income	48	—	48	—
Add: Interest and financing costs, net	5,632	548	8,992	1,610
EBITDA (c)	$25,214	$12,673	$77,508	$31,386

TESORO LOGISTICS LP
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
RECONCILIATION OF PARTNERSHIP AND PREDECESSORS (c)
(Unaudited)
(In thousands)

	Tesoro Logistics LP	Predecessors	Three Months Ended December 31, 2012
Reconciliation of EBITDA and Distributable Cash Flow to Net Income (Loss):
Net income (loss)	$16,572	$(876)	$15,696
Add: Depreciation and amortization expenses	3,534	400	3,934
Add: Interest and financing costs, net	5,632	—	5,632
Less: Interest income	48	—	48
EBITDA (c)	$25,690	$(476)	$25,214
Less: Maintenance capital expenditures (d)	3,794	—	3,794
Less: Interest and financing costs, net	5,632	—	5,632
Add: Reimbursement for maintenance capital expenditures (d)	3,241	—	3,241
Add: Non-cash unit-based compensation expense	328	—	328
Add: Loss on asset disposals	278	—	278
Add: Change in deferred revenue related to shortfall payments	130	—	130
Add: Interest income	48	—	48
Add: Other reimbursements	(703)	—	(703)
Distributable Cash Flow (c)	$19,586	$(476)	$19,110

Reconciliation of EBITDA to Net Cash from (used in) Operating Activities:
Net cash from (used in) operating activities	$23,666	$168	$23,834
Less: Changes in assets and liabilities	2,471	644	3,115
Less: Amortization of debt issuance costs	483	—	483
Less: Unit-based compensation expense	328	—	328
Less: Loss on asset disposals	278	—	278
Less: Interest income	48	—	48
Add: Interest and financing costs, net	5,632	—	5,632
EBITDA (c)	$25,690	$(476)	$25,214

	Tesoro Logistics LP	Predecessors	Year Ended December 31, 2012
Reconciliation of EBITDA and Distributable Cash Flow to Net Income (Loss):
Net income (loss)	$56,791	$(1,284)	$55,507
Add: Depreciation and amortization expenses	10,969	2,088	13,057
Add: Interest and financing costs, net	8,992	—	8,992
Less: Interest income	48	—	48
EBITDA (c)	$76,704	$804	$77,508
Less: Maintenance capital expenditures (d)	8,701	2,018	10,719
Less: Interest and financing costs, net	8,992	—	8,992
Add: Reimbursement for maintenance capital expenditures (d)	6,169	—	6,169
Add: Non-cash unit-based compensation expense	1,191	—	1,191
Add: Loss on asset disposals	291	244	535
Add: Change in deferred revenue related to shortfall payments	309	—	309
Add: Interest income	48	—	48
Distributable Cash Flow (c)	$67,019	$(970)	$66,049

Reconciliation of EBITDA to Net Cash from Operating Activities:
Net cash from operating activities	$75,763	$1,742	$77,505
Less: Changes in assets and liabilities	5,374	694	6,068
Less: Amortization of debt issuance costs	1,147	—	1,147
Less: Unit-based compensation expense	1,191	—	1,191
Less: Loss on asset disposals	291	244	535
Less: Interest income	48	—	48
Add: Interest and financing costs, net	8,992	—	8,992
EBITDA (c)	$76,704	$804	$77,508

TESORO LOGISTICS LP
SELECTED OPERATING SEGMENT DATA
(Unaudited)
(In thousands, except barrel and per barrel amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
OPERATING SEGMENTS
CRUDE OIL GATHERING
Pipeline:
Pipeline revenues	$9,190	$7,558	$33,012	$26,839
Pipeline throughput (barrels per day ("bpd")) (e)	77,459	60,064	66,615	57,900
Average pipeline revenue per barrel (f)	$1.29	$1.37	$1.35	$1.27
Trucking:
Trucking revenues (a)	$12,220	$7,354	$39,420	$18,120
Trucking volume (bpd)	46,837	27,007	37,537	24,059
Average trucking revenue per barrel (f)	$2.84	$2.96	$2.87	$2.06
Total Revenues	$21,410	$14,912	$72,432	$44,959
Costs and Expenses:
Operating and maintenance expenses	$12,063	$7,847	$39,774	$23,721
Depreciation and amortization expenses	901	786	3,383	3,141
General and administrative expenses (a)	511	483	2,875	1,304
Gain on asset disposals	—	—	—	(10)
Total Costs and Expenses	13,475	9,116	46,032	28,156
CRUDE OIL GATHERING SEGMENT OPERATING INCOME	$7,935	$5,796	$26,400	$16,803

TERMINALLING, TRANSPORTATION AND STORAGE
Terminalling:
Terminalling revenues (a)	$23,092	$11,610	$71,896	$34,077
Terminalling throughput (bpd) (g)	383,660	328,794	344,431	314,386
Average terminalling revenue per barrel (f)	$0.65	$0.38	$0.57	$0.30
Pipeline transportation:
Pipeline transportation revenues (a)	$1,856	$1,597	$7,072	$4,673
Pipeline transportation throughput (bpd) (g)	79,129	91,757	88,857	90,721
Average pipeline transportation revenue per barrel (f)	$0.25	$0.19	$0.22	$0.14
Storage:
Storage revenues (a)	$1,380	$1,338	$5,439	$3,628
Storage capacity reserved (shell capacity barrels)	878,000	878,000	878,000	878,000
Storage revenue per barrel on shell capacity (per month) (f)	$0.52	$0.51	$0.52	$0.50
Total Revenues	$26,328	$14,545	$84,407	$42,378
Costs and Expenses:
Operating and maintenance expenses	$6,028	$6,159	$23,309	$23,428
Depreciation and amortization expenses	3,033	2,042	9,674	8,136
General and administrative expenses (a)	647	794	3,131	2,352
Loss on asset disposals	278	—	535	36
Total Costs and Expenses	9,986	8,995	36,649	33,952
TERMINALLING, TRANSPORTATION AND STORAGE SEGMENT OPERATING INCOME	$16,342	$5,550	$47,758	$8,426

TESORO LOGISTICS LP
SELECTED OPERATING SEGMENT DATA
RECONCILIATION OF PARTNERSHIP AND PREDECESSOR (c)
(Unaudited)
(In thousands, except barrel and per barrel amounts)

	Tesoro Logistics LP	Predecessors	Three Months Ended December 31, 2012
REVENUES (a)
Terminalling revenues	$23,092	$—	$23,092
Pipeline transportation revenues	1,856	—	1,856
Storage revenues	1,380	—	1,380
Total Revenues	26,328	—	26,328
COSTS AND EXPENSES
Operating and maintenance expenses	5,558	470	6,028
Depreciation and amortization expenses	2,633	400	3,033
General and administrative expenses (a)	641	6	647
Loss on asset disposals	278	—	278
Total Costs and Expenses	9,110	876	9,986
TERMINALLING, TRANSPORTATION AND STORAGE SEGMENT OPERATING INCOME (LOSS)	$17,218	$(876)	$16,342
VOLUMES (bpd)
Terminalling throughput	366,574
Average terminalling revenue per barrel (f)	$0.68
Pipeline transportation throughput	79,129
Average pipeline transportation revenue per barrel (f)	$0.25
Storage capacity reserved (shell capacity barrels)	878,000
Storage revenue per barrel on shell capacity (per month) (f)	$0.52

	Tesoro Logistics LP	Predecessors	Year Ended December 31, 2012
REVENUES (a)
Terminalling revenues	$64,158	$7,738	$71,896
Pipeline transportation revenues	6,819	253	7,072
Storage revenues	5,439	—	5,439
Total Revenues	76,416	7,991	84,407
COSTS AND EXPENSES
Operating and maintenance expenses	16,813	6,496	23,309
Depreciation and amortization expenses	7,586	2,088	9,674
General and administrative expenses (a)	2,684	447	3,131
Loss on asset disposals	291	244	535
Total Costs and Expenses	27,374	9,275	36,649
TERMINALLING, TRANSPORTATION AND STORAGE SEGMENT OPERATING INCOME (LOSS)	$49,042	$(1,284)	$47,758
VOLUMES (bpd)
Terminalling throughput	245,250
Average terminalling revenue per barrel (f)	$0.71
Pipeline transportation throughput	72,933
Average pipeline transportation revenue per barrel (f)	$0.26
Storage capacity reserved (shell capacity barrels)	878,000
Storage revenue per barrel on shell capacity (per month) (f)	$0.52

TESORO LOGISTICS LP
SELECTED FINANCIAL DATA
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Capital Expenditures
Expansion	$12,260	$6,887	$80,633	$10,418
Maintenance (d)	3,794	2,849	10,719	8,268
Total Capital Expenditures	$16,054	$9,736	$91,352	$18,686

TESORO LOGISTICS LP
SELECTED FINANCIAL DATA
RECONCILIATION OF PARTNERSHIP AND PREDECESSOR (c)
(Unaudited)
(In thousands)

	Tesoro Logistics LP	Predecessors	Three Months Ended December 31, 2012
Capital Expenditures
Expansion	$9,674	$2,586	$12,260
Maintenance (d)	3,794	—	3,794
Total Capital Expenditures	$13,468	$2,586	$16,054

	Tesoro Logistics LP	Predecessors	Year Ended December 31, 2012
Capital Expenditures
Expansion	$29,152	$51,481	$80,633
Maintenance (d)	8,701	2,018	10,719
Total Capital Expenditures	$37,853	$53,499	$91,352

TESORO LOGISTICS LP
SELECTED FINANCIAL DATA
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
General and Administrative Expenses (a)
Crude Oil Gathering	$511	$483	$2,875	$1,304
Terminalling, Transportation and Storage	647	794	3,131	2,352
Unallocated	2,997	1,501	9,707	5,120
Total General and Administrative Expenses	$4,155	$2,778	$15,713	$8,776

TESORO LOGISTICS LP
BALANCE SHEET DATA
(Unaudited)
(In thousands)

	December 31, 2012	December 31, 2011
Cash and cash equivalents	$19,290	$18,326
Total Assets	363,178	233,809
Total Debt	354,032	50,000
Total Equity (Deficit)	(18,123)	166,672

TESORO LOGISTICS LP
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
ANACORTES RAIL FACILITY, EXCLUDING PREDECESSOR (c)
(Unaudited)
(In thousands)

Three Months Ended December 31, 2012

Reconciliation of EBITDA to Net Income:
Net income	$1,138
Less: Loss attributable to Predecessor	(876)
Net income, excluding Predecessor	$2,014
Add: Depreciation and amortization expenses	383
Add: Interest and financing costs, net	—
EBITDA (c)	$2,397

TESORO LOGISTICS LP
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
LONG BEACH ASSETS
(Unaudited)
(In thousands)

Three Months Ended December 31, 2012

Reconciliation of EBITDA to Net Income:
Net income	$4,076
Add: Depreciation and amortization expenses	449
Add: Interest and financing costs, net	—
EBITDA (c)	$4,525

TESORO LOGISTICS LP
RECONCILIATION OF FORECASTED EBITDA TO AMOUNTS UNDER U.S. GAAP
(Unaudited)
(In millions)

Chevron Northwest Products System Twelve Months Post-Closing
Reconciliation of Forecasted EBITDA to Forecasted Net Income:
Forecasted net income	$3.0
Add: Depreciation and amortization expenses	18.0
Add: Interest and financing costs, net (h)	12.0
Forecasted EBITDA (c)	$33.0

Full Year 2013 Excluding Announced Acquisitions
Reconciliation of Forecasted EBITDA to Forecasted Net Income:
Forecasted net income	$101.0
Add: Depreciation and amortization expenses	17.5
Add: Interest and financing costs, net	21.5
Forecasted EBITDA (c)	$140.0

_____________

(a)
See discussion of the factors affecting comparability noted on page 4. The Partnership's results of operations may not be comparable to the Predecessors' historical results of operations for the reasons described below:

Revenues--  There are differences in the way our Predecessors recorded revenues and the way the Partnership records revenues after completion of the Initial Offering and subsequent acquisitions as discussed under "Factors Affecting Comparability."
General and Administrative Expenses--  Our Predecessors' general and administrative expenses included direct charges for the management and operation of our logistics assets and certain expenses allocated by Tesoro for general corporate services, such as treasury, accounting and legal services. These expenses were charged, or allocated, to our Predecessors based on the nature of the expenses. Tesoro continues to charge the Partnership a combination of direct charges for the management and operation of our logistics assets and a fixed annual fee for general corporate services, such as treasury, accounting and legal services. We also incur additional incremental general and administrative expenses as a result of being a separate publicly-traded partnership.

(b)	On January 23, 2013, we declared a quarterly cash distribution of $0.4725 per limited partner unit for the fourth quarter of 2012.

(c)
We define EBITDA as net income (loss) before net interest and financing costs, interest income and depreciation and amortization expenses. We define distributable cash flow as EBITDA less net interest and financing costs and maintenance capital expenditures, plus interest income, loss on asset disposals, the change in deferred revenue related to shortfall payments, reimbursement by Tesoro for certain maintenance capital expenditures and other reimbursements by Tesoro and non-cash unit-based compensation expense. EBITDA and distributable cash flow are not measures prescribed by U.S. GAAP ("non-GAAP") but are supplemental financial measures that are used by management and may be used by external users of our combined consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of EBITDA will provide useful information to investors in assessing our financial condition and results of operations. The U.S. GAAP measures most directly comparable to EBITDA are net income (loss) and net cash from (used in) operating activities. EBITDA should not be considered as an alternative to U.S. GAAP net income (loss) or net cash from (used in) operating activities. EBITDA has important limitations as an analytical tool, because it excludes some, but not all, items that affect net income (loss) and net cash from (used in) operating activities.
We believe that the presentation of distributable cash flow will provide useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, as it provides investors an enhanced perspective of the operating performance of our assets and the cash our business is generating. The U.S. GAAP measure most directly comparable to distributable cash flow is net income (loss). The amounts included in the calculation of distributable cash flow are derived from amounts separately presented in our combined consolidated financial statements, with the exception of deferred revenue related to shortfall payments, maintenance capital expenditures, reimbursement by Tesoro for certain maintenance capital expenditures and other reimbursements by Tesoro.
We also include the results of our operations excluding the results of our Predecessors. We believe that the presentation of our results of operations and capital expenditures excluding results of our Predecessors will provide useful information to investors in assessing our financial condition and results of operations. We believe investors want to analyze operations of our business under our current commercial agreements with Tesoro.
These non-GAAP financial metrics should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Our definitions of these non-GAAP financial metrics may not be comparable to similarly titled measures of other companies, because they may be defined differently by other companies in our industry, thereby limiting their utility.

(d)	Maintenance capital expenditures include expenditures required to maintain equipment, equipment reliability, tankage and pipeline integrity and safety, and to address environmental regulations.
(e)    Also includes barrels that were gathered and then delivered into our High Plains Pipeline by truck.

(f)
Management uses average revenue per barrel and storage revenue per barrel on shell capacity to evaluate performance and compare profitability to other companies in the industry. There are a variety of ways to calculate average revenue per barrel; different companies may calculate it in different ways. We calculate average revenue per barrel as revenue divided by the number of days in the period divided by throughput (bpd). We calculate storage revenue per barrel on shell capacity as revenue divided by number of months in the period divided by shell capacity barrels. Investors and analysts use this financial measure to help analyze and compare companies in the industry on the basis of operating performance. These financial measures should not be considered as an alternative to segment operating income, revenues and operating expenses or any other measure of financial performance presented in accordance with U.S. GAAP.

(g)
Terminalling throughput volumes were higher in the three months and year ended December 31, 2012 primarily as a result of the completion of the Anacortes Rail Facility in September 2012. Pipeline transportation throughput volumes in the three months and year ended December 31, 2012 were lower as a result of lower throughput volumes in 2012 related to Tesoro's refinery maintenance activities.

(h)	Forecasted net interest and financing costs associated with the Chevron Northwest Products System acquisition assumes an equal split of debt and equity financing.